                                                                     EXHIBIT 5.1


                             PORTER & HEDGES, L.L.P.

                         ATTORNEYS AND COUNSELORS AT LAW
                            700 LOUISIANA, 35TH FLOOR
                            HOUSTON, TEXAS 77002-2764
                         -------------------------------
                                                             MAILING ADDRESS:
                             TELECOPIER (713) 228-1331        P.O. BOX 4744
                             TELEPHONE (713) 226-0600     HOUSTON, TX 77210-4744



                                October 21, 2003



Encysive Pharmaceuticals Inc.
6700 West Loop, 4th Floor
Bellaire, Texas 77401

Ladies and Gentlemen:

         We have acted as counsel for Encysive Pharmaceuticals Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the registration of shares of common stock, par value $.005 per share, and related preferred share purchase rights of the Company (collectively, the "Common Stock"), to be issued and sold by the Company from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price of up to $50,000,000, together with any additional shares of Common Stock that may be issued by the Company in connection with the offering described in the Registration Statement pursuant to Rule 462(b) (as prescribed by the Commission under the Act) (collectively, the "Shares").

         We have examined (i) the Certificate of Incorporation and Bylaws of the Company, as amended (together, the "Charter Documents"), and (ii) the originals, or copies certified or otherwise identified, of corporate records of the Company, including minute books of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereafter expressed. In connection with this opinion, we have assumed, with your approval, that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Shares offered thereby; (iii) all Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Shares offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (v) there will be sufficient shares of Common Stock authorized under the Charter Documents and not otherwise reserved for issuance. No opinion is expressed herein as to any matter governed by any law other than the

Encysive Pharmaceuticals, Inc.
October 21, 2003
Page 2


laws of the State of Texas, the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America, each as in effect on the date hereof.

         Based upon our examination as aforesaid and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

         1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

         2. When (i) the Board of Directors of the Company or, to the extent permitted by the General Corporation Law of the State of Delaware and the Charter Documents, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Board") has taken all necessary corporate action to approve the issuance thereof and the terms of the offering of the Shares and related matters, and (ii) certificates representing the Shares have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion of counsel as Exhibit
5.1 to the Registration Statement. We also consent to the reference to us under the caption "Legal Matters" in each of the Prospectuses forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion supersedes our opinion on this matter dated August 20, 2003.


                                            Very truly yours,

                                            /s/ Porter & Hedges, L.L.P.

                                            PORTER & HEDGES, L.L.P.